Exhibit 99.1

FOR IMMEDIATE RELEASE
January 8, 2024

Contact:
Media Team

Corporate Marketing and Communications
+1-630-227-5100

Editor@aarcorp.com

AAR issues statement on January 5, 2024, Alaska Airlines Boeing 737 MAX 9 incident

Wood Dale, Illinois — AAR CORP. (NYSE: AIR), a leading provider of aviation services to commercial and government operators, MROs, and OEMs, learned of the recent incident impacting the mid-cabin exit door plug of an Alaska Airlines Boeing 737 MAX 9 on January 5, 2024, that resulted in an emergency landing of the aircraft.

AAR did not perform any work on or near any mid-cabin exit door plug of that specific aircraft. AAR was contracted by Alaska Airlines to perform a 2KU Modification (Wi-Fi modification) on the aircraft that was performed from November 27 to December 7, 2023.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through four operating segments: Parts Supply, Repair & Engineering, Integrated Solutions, and Expeditionary Services. Additional information can be found at aarcorp.com.

This press release may contain certain statements relating to future results, which may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, reflecting management’s expectations about future conditions, including the nature of the work that it performs. Forward-looking statements may also be identified because they contain words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.